1103 - 750 West Pender Street

Vancouver, BC

V6C 2T8

May 19, 2011

To:

British Columbia Securities Commission

Alberta Securities Commission

TSX Venture Exchange

RE: Tarsis Resources Ltd. (“Tarsis” or the “Company”) – Notification of Transaction

Dear Sir / Madam:

Pursuant to National Instrument NI 51-102 Continuous Disclosure Requirement, Section 4.8 Change of Year-End:

1.

The reporting issuer, Tarsis, has decided to change its year-end.

2.

Tarsis’ old financial year-end is October 31.

3.

Tarsis’ new financial year-end is September 30.

4.

The reason for the change is for Tarsis’ year end to be coterminous with its wholly owned subsidiary in Mexico, Minera Tarsis, S.A. de C.V. which has a December 31 year-end. In addition, the change in Tarsis’ year-end will expedite Tarsis reporting the equity interest that Almaden Minerals Inc. (“Almaden”) has in the Company as Almaden also has a December 31 yearend.

5.

With respect to the comparative periods and the statements required during the transition and the first year after the transition, the Company will file:

Unaudited Interim Financial Statements as at June 30, 2011
Comparatives
Balance Sheet	June 30, 2011	October 31, 2010
Income Statement, Retained Earnings Statement, Cash Flow Statement	8 months ended June 30, 2011	9 months ended July 31, 2010
Filing Deadline	August 29, 2011

Audited Financial Statements as at September 30, 2011
Comparatives
Balance Sheet	September 30, 2011	October 31, 2010
Income Statement, Retained Earnings Statement, Cash Flow Statement	11 months ended September 30, 2011	12 months ended October 31, 2010
Filing Deadline	January 28, 2012

Unaudited Interim Financial Statements as at December 31, 2011 (will be the first set of financial statements in International Financial Reporting Standards “IFRS”)
Comparatives
Balance Sheet	December 31, 2011	September 30, 2011
Income Statement, Retained Earnings Statement, Cash Flow Statement	3 months ended December 31, 2011	3 months ended January 31, 2011
Filing Deadline	February 29, 2012 (there is a 30-day extension to March 30, 2012 for the Company’s first set of IFRS statements)

Unaudited Interim Financial Statements as at March 31, 2012
Comparatives
Balance Sheet	March 31, 2012	September 30, 2011
Income Statement, Retained Earnings Statement, Cash Flow Statement	6 months ended March 31, 2012	6 months ended April 30, 2011
Filing Deadline	May 30, 2012

Unaudited Financial Statements as at June 30, 2012
Comparatives
Balance Sheet	June 30, 2012	September 30, 2011
Income Statement, Retained Earnings Statement, Cash Flow Statement	9 months ended June 30, 2012	8 months ended June 30, 2011
Filing Deadline	August 29, 2012

Audited Financial Statements as at September 30, 2012
Comparatives
Balance Sheet	September 30, 2012	September 30, 2011
Income Statement, Retained Earnings Statement, Cash Flow Statement	12 months ended September 30, 2012	11 months ended September 30, 2011
Filing Deadline	January 28, 2013

Sincerely yours,

TARSIS RESOURCES LTD.

“Mark T. Brown”

Mark T. Brown, C.A.

CFO